Exhibit 5.1

DuMoulin Black LLP 10th Floor 595 Howe Street Vancouver BC Canada V6C 2T5 www.dumoulinblack.com Telephone No. (604) 687-1224

File No. 5082-016

November 2, 2023

Permex Petroleum Corporation

Suite 2300 – 1066 West Hastings Street

Vancouver, BC V6E 3X2

Dear Sirs/Mesdames:

Re:	Permex Petroleum Corporation (the “Company”)

We are British Columbia (the “Province”) securities counsel for the Company and are rendering this opinion in connection with the filing with the United States Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “Registration Statement”) filed by the Company under the United Securities Act of 1933, as amended (the “Securities Act”), with respect to the proposed issuance and sale (the “Offering”) by the Company of an aggregate of up to $39,411,938 in the following securities of the Company:

(i)	units (each a “Common Unit”), with each Common Unit consisting of one common share, no par value, of the Company (an “Offered Share”) and one warrant (an “Offered Warrant”) to purchase one common share of the Company (an “Offered Warrant Share”), and/or

(ii)	pre-funded units (each a “Pre-Funded Unit”), with each Pre-funded Unit consisting of one pre-funded warrant (each, a “Pre-Funded Warrant”) to purchase one common share of the Company (a “Pre-Funded Warrant Share”) at an exercise price of $0.01 and one Offered Warrant, to be issued to purchasers whose purchase of Offered Units would otherwise result in such purchaser, together with its affiliates and related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of the outstanding Shares of the Company, all as further described in the Registration Statement.

We understand that the Company has also granted to ThinkEquity LLC, as representative (the “Representative”) of the several underwriters (collectively, the “Underwriters”) named in Schedule 1 to the underwriting agreement to be entered into by and between the Company and the Underwriters (the “Underwriting Agreement”) in connection with the Offering, substantially in the form filed as Exhibit 1.1 to the Registration Statement, an over-allotment option entitling the Representative to purchase, up to 45 days after the closing of the Offering, additional Shares (the “Additional Shares”), Offered Warrants (the “Additional Offered Warrants”) and/or Pre-Funded Warrants (the “Additional Pre-Funded Warrants”) representing 15% of the Offered Shares, Offered Warrants and Pre-Funded Warrants sold in the Offering.

As partial consideration for the services of the Representative, as representative of the Underwriters, the Company has agreed to issue common share purchase warrants (the “Representative’s Warrants”), representing up to 5% of the aggregate number of Common Shares (or Pre-funded Warrants in lieu of Common Shares) sold in the Offering, to the Representative, each exercisable into one common share of the Company (a “Representative’s Warrant Share”), all as further described in the Registration Statement.

Unless otherwise specifically stated, all references hereinafter to: (i) “Shares” shall mean the Offered Shares and Additional Shares; (ii) “Warrants” shall mean, collectively, the Offered Warrants, the Pre-Funded Warrants, the Additional Pre-Funded Warrants, the Additional Offered Warrants and the Representative Warrants; and (iii) the “Warrant Shares” shall mean, collectively, the Offered Warrant Shares, Pre-Funded Warrant Shares, the Representative’s Warrant Shares, the Shares underlying the Additional Offered Warrants and the Shares underlying the Additional Pre-Funded Warrants.

The Shares and Warrants are to be issued and sold by the Company to the Representative, pursuant to the Underwriting Agreement to be entered into between the Company and the Representative. This opinion is being rendered in connection with the filing of the Registration Statement with the Commission and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus constituting a part of the Registration Statement, other than as expressly stated herein with respect to the issue of the Shares, the Warrants, and the Warrant Shares.

For the purposes of our opinion below, we have relied solely on:

(i)	a certificate of an officer of the Company (the “Officer’s Certificate”) dated the date hereof certifying:

(a)	the Certificate of Incorporation, Notice of Articles and Articles of the Company; and

(b)	a copy of directors’ resolutions dated November 2, 2023 of the Company approving, among other things, the Offering, the issuance of the Shares, the Warrants, and the Warrant Shares, which resolutions we have assumed will be in full force and effect, unamended, at all relevant times and

(ii)	the Registration Statement.

Whenever our opinion refers to shares of the Company whether issued or to be issued, as being “fully paid and non-assessable”, such opinion indicates that the holder of such shares will not be liable to contribute any further amounts to the Company by virtue of its status as a holder of such shares, either in order to complete payment for the shares or to generally satisfy claims of creditors of the Company. No opinion is expressed as to actual receipt by the Company of the consideration for the issuance of such shares or as to the adequacy of any consideration received.

We have also examined and relied upon such other documents as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. We have assumed the genuineness of all signatures, the legal capacity at all relevant times of any individual signing such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies or facsimiles (including scanned copies provided by email), and the authenticity of the originals of such certified or photostatic copies or facsimiles and the truth and accuracy of all corporate records of the Company and certificates of officers provided to us by the Company.

We are solicitors qualified to practice law in the Province only and we express no opinion as to the laws of any jurisdiction, or as to any matters governed by the laws of any jurisdiction, other than the laws of the Province and the laws of Canada applicable therein. The opinions herein are based on the laws of the Province and the laws of Canada applicable therein in effect on the date hereof.

The opinions expressed below are given as of the date of this letter. We disclaim any obligation to advise the addressees or any other person of any change in law or any fact which may come or be brought to our attention after the date of this letter.

In expressing the opinions set forth below, we have assumed that the number of Shares, Warrants and Warrant Shares issued under the Offering will not exceed the maximum number of Shares, Warrants and Warrant Shares approved for issuance under the Resolutions, respectively.

Other than our review of the Officer’s Certificate, we have not undertaken any special or independent investigation to determine the existence or absence of any facts or circumstances on which our opinions herein are based, and no inference as to our knowledge of the existence of such facts or circumstances should be drawn merely from our representation of the Company.

Based and relying upon the foregoing, and subject to the assumptions and qualifications expressed above and below, we are of the opinion that:

1.	The Common Units and the Pre-Funded Units have been duly created and authorized for issue.

2.	The Shares have been duly allotted and authorized for issue and, upon receipt of full payment of the issue price of the Shares and the issuance thereof, will be validly issued as fully paid and non-assessable shares in the capital of the Company.

3.	The Warrants have been duly created and authorized for issue. The Warrant Shares have been duly allotted and authorized for issuance and, upon the valid exercise of the Warrants, including receipt by the Company of full payment of the exercise price thereof and the issuance of the Warrant Shares in accordance with the provisions of their governing instruments, the Warrant Shares will be validly issued as fully paid and non-assessable shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus or any supplement thereto constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

/s/ DeMoulin Black LLP